WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                        EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1997

                                                                                                                 CONSOLIDATED
                                                                           NONREGULATED        ELIMINATIONS         BALANCE
                                      WPSR           WPSC        UPPCO     SUBSIDIARIES     DEBIT       CREDIT       SHEET
                                      ----           ----        -----     ------------     -----       ------   ------------

ASSETS
------
UTILITY PLANT
Electric                            $      -     $1,506,470     $178,943     $      -     $      -     $      -    $1,685,413
Gas                                        -        251,603            -            -            -            -       251,603
                                     -------      ---------      -------      -------      -------      -------     ---------
Total                                      -      1,758,073      178,943            -            -            -     1,937,016
Less - Accumulated depreciation            -      1,032,149       80,993            -            -            -     1,113,142
                                     -------      ---------      -------      -------      -------      -------     ---------
Total                                      -        725,924       97,950            -            -            -       823,874
Nuclear decommissioning trusts             -        134,108            -            -            -            -       134,108
Construction in progress                   -          7,266        4,510            -            -            -        11,776
Nuclear fuel                               -         19,062            -            -            -            -        19,062
                                     -------      ---------      -------      -------      -------      -------     ---------
NET UTILITY PLANT                          -        886,360      102,460            -            -            -       988,820
                                     -------      ---------      -------      -------      -------      -------     ---------

CURRENT ASSETS
Cash and equivalents                      23          3,921        1,011        3,540            -            -         8,495
Customer and other receivables,
  net of reserves                        669         55,893       10,719       32,274            -        3,455        96,100
Accrued utility revenues                   -         30,750            -            -            -            -        30,750
Fossil fuel, at average cost               -          9,964          286          372            -            -        10,622
Gas in storage, at average cost            -         17,194            -        4,886            -            -        22,080
Materials and supplies,
  at average cost                          -         18,793        1,968            -            -            -        20,761
Prepayments and other  (Note 4)            -         20,155        4,040          478            -           28        24,645
                                     -------      ---------      -------      -------      -------      -------     ---------
TOTAL CURRENT ASSETS                     692        156,670       18,024       41,550            -        3,483       213,453
                                     -------      ---------      -------      -------      -------      -------     ---------

REGULATORY ASSETS                          -         78,544        1,305            -            -            -        79,849
NET NONUTILITY AND
  NONREGULATED PLANT                     841          2,972        5,799       20,969            -            -        30,581
INVESTMENTS AND OTHER ASSETS         539,320        109,408        4,011        9,353            9      539,000       123,101
                                     -------      ---------      -------      -------      -------      -------     ---------
TOTAL                               $540,853     $1,233,954     $131,599     $ 71,872     $      9     $542,483    $1,435,804
                                     =======      =========      =======      =======      =======      =======     =========


CAPITALIZATION AND LIABILITIES
------------------------------
CAPITALIZATION
Common stock equity                 $190,005     $  169,430     $ 21,823     $ 26,390     $217,643     $      -    $  190,005
Retained earnings                    339,508        297,489       18,460      (17,530)     298,623          204       339,508
Shares in deferred compensation
  trust                                 (951)             -            -            -            -            -          (951)
ESOP loan guarantee                        -         (9,798)           -            -            -            -        (9,798)
Preferred stock of subsidiary              -         51,200          445            -            -            -        51,645
Long-term debt                             -        307,619       38,970       16,375       15,949            -       347,015
                                     -------        -------      -------      -------      -------      -------     ---------
TOTAL CAPITALIZATION                 528,562        815,940       79,698       25,235      532,215          204       917,424
                                     -------        -------      -------      -------      -------      -------     ---------

CURRENT LIABILITIES
Notes payable                              -         10,000        9,760        4,498        4,498            -        19,760
Commercial paper                       5,206         15,500            -            -            -            -        20,706
Accounts payable                       5,164         46,453        4,136       37,449        3,455            -        89,747
Accrued taxes                           (544)         3,514        6,935          209            -            -        10,114
Accrued interest                           -          7,801          848           62            -            -         8,711
Other                                     29         10,049        2,879         (514)          28            -        12,415
                                     -------        -------      -------      -------      -------      -------     ---------
TOTAL CURRENT LIABILITIES              9,855         93,317       24,558       41,704        7,981            -       161,453
                                     -------        -------      -------      -------      -------      -------     ---------

LONG-TERM LIABILITIES AND
  DEFERRED CREDITS
Accumulated deferred income taxes
  (Note 4)                               (45)       127,512        5,172       (1,442)           -            -       131,197
Accumulated deferred
  investment tax credits                   -         26,901        2,560            -            -            -        29,461
Regulatory liabilities                     -         50,279        6,208            -            -            -        56,487
Environmental remediation
  liabilities                              -         40,215          656            -            -            -        40,871
Other long-term liabilities                -         79,790       12,747        6,374            -            -        98,911
                                     -------        -------      -------      -------      -------      -------     ---------
TOTAL LONG-TERM LIABILITIES
  AND DEFERRED CREDITS                   (45)       324,697       27,343        4,932            -            -       356,927
                                     -------        -------      -------      -------      -------      -------     ---------

TOTAL                               $538,372     $1,233,954     $131,599     $ 71,871     $540,196     $    204    $1,435,804
                                     =======      =========      =======      =======      =======      =======     =========

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